Exhibit 99.1
John Cummings
Salesforce
Investor Relations
415-778-4188
jcummings@salesforce.com
Chi Hea Cho
Salesforce
Public Relations
415-281-5304
chcho@salesforce.com

Salesforce Announces Fiscal 2015 Third Quarter Results

•	Revenue of $1.38 Billion, up 29% Year-Over-Year, 30% in Constant Currency

•	Deferred Revenue of $2.22 Billion, up 28% Year-Over-Year, 31% in Constant Currency

•	Unbilled Deferred Revenue of Approximately $5.40 Billion, up 29% Year-Over-Year

•	Guides FY15 Revenue of Approximately $5.365 Billion to $5.370 Billion

•	Initiates FY16 Revenue Guidance of Approximately $6.45 Billion to $6.50 Billion

SAN FRANCISCO - Nov. 19, 2014 - Salesforce (NYSE: CRM), the Customer Success Platform and world’s #1 CRM company, today announced results for its fiscal third quarter ended October 31, 2014.

"Salesforce continues to be the fastest growing top 10 software company, with constant currency revenue and deferred revenue growth of 30% or more year-over-year," said Marc Benioff, Chairman and CEO, Salesforce. "Given the tremendous response to our Customer Success Platform, I’m delighted to announce a fiscal 2016 revenue projection of $6.5 billion at the high end of the range."

Salesforce delivered the following results for its fiscal third quarter:

Revenue: Total Q3 revenue was $1.38 billion, an increase of 29% year-over-year, and 30% in constant currency. Subscription and support revenues were $1.29 billion, an increase of 28% year-over-year. Professional services and other revenues were $95 million, an increase of 33% year-over-year.

Earnings per Share: Q3 diluted GAAP loss per share was ($0.06), and diluted non-GAAP earnings per share was $0.14. The company’s non-GAAP results exclude the effects of $139 million in stock-based compensation expense, $35 million in amortization of purchased intangibles, $16 million in gains on sales of land and building improvements, $10 million in net non-cash interest expense related to the company’s convertible senior notes, including the related loss on conversions of our convertible 0.75% senior notes, due 2015, and are based on a projected long-term non-GAAP tax rate of 36.5%. GAAP EPS calculations are based on a basic share count of approximately 630 million shares. Non-GAAP EPS calculations are based on approximately 659 million diluted shares outstanding during the quarter, including approximately 18 million shares associated with the company’s convertible 0.75% senior notes due 2015.

Cash: Cash generated from operations for the fiscal third quarter was $123 million, a decrease of 11% year-over-year. Total cash, cash equivalents and marketable securities finished the quarter at $1.83 billion.

Deferred Revenue: Deferred revenue on the balance sheet as of October 31, 2014 was $2.22 billion, an increase of 28% year-over-year, and 31% in constant currency. Unbilled deferred revenue, representing business that is contracted but unbilled and off balance sheet, ended the third quarter at approximately $5.4 billion, up 29% year-over-year.

As of November 19, 2014, Salesforce is initiating revenue and EPS guidance for its fourth quarter of fiscal year 2015. In addition, the company is affirming its full fiscal year 2015 EPS guidance and raising its full fiscal year 2015 operating cash flow guidance previously provided on August 21, 2014. The company is also initiating revenue guidance for its fiscal year 2016.

Q4 FY15 Guidance: Revenue for the company’s fourth fiscal quarter is projected to be approximately $1.436 billion to $1.441 billion, an increase of 25% to 26% year-over-year.

GAAP loss per share is expected to be in the range of ($0.10) to ($0.09), while diluted non-GAAP EPS is expected to be in the range of $0.13 to $0.14. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $151 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $35 million, and net non-cash interest expense related to the convertible senior notes, including loss on conversions, expected to be approximately $8 million. EPS estimates assume a GAAP tax rate of approximately negative 24%, which reflects the estimated quarterly change in the tax valuation allowance, and a projected long-term non-GAAP tax rate of 36.5%. Note that the tax valuation allowance adds complexity, causing potential volatility in our forecasted GAAP tax rate. The GAAP EPS calculation assumes an average basic share count of approximately 636 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 669 million shares.

Full Year FY15 Guidance: Revenue for the company’s full fiscal year 2015 is projected to be approximately $5.365 billion to $5.370 billion, an increase of 32% year-over-year.

GAAP loss per share is expected to be in the range of ($0.42) to ($0.41) while diluted non-GAAP EPS is expected to be in the range of $0.51 to $0.52. The non-GAAP estimate excludes the effects of stock-based compensation expense, expected to be approximately $564 million, amortization of purchased intangibles related to acquisitions, expected to be approximately $150 million, gains on sales of land and building improvements of approximately $16 million, and net non-cash interest expense related to the convertible senior notes, including loss on conversions, expected to be approximately $47 million. EPS estimates assume a GAAP tax rate of approximately negative 24%, which reflects the estimated annual change in the tax valuation allowance, and a projected long-term non-GAAP tax rate of 36.5%. Note that the tax valuation allowance adds complexity, causing potential volatility in our forecasted GAAP tax rate. The GAAP EPS calculation assumes an average basic share count of approximately 624 million shares, and the non-GAAP EPS calculation assumes an average fully diluted share count of approximately 656 million shares.

Operating cash flow growth for the company’s full fiscal year 2015 is projected to be approximately 27% to 28% year-over-year.

Full Year FY16 Guidance: Revenue for the company’s full fiscal year 2016 is projected to be approximately $6.45 to $6.50 billion, an increase of 20% to 21% year-over-year, which includes an FX headwind of approximately $125 million to $150 million. The company will provide its expectations for FY16 GAAP and non-GAAP EPS and operating cash flow when it announces its fourth quarter and full fiscal year 2015 results in February 2015.

The following is a per share reconciliation of GAAP EPS to diluted non-GAAP EPS guidance for the fourth quarter and full fiscal year:

	Fiscal 2015
	Q4	FY2015
GAAP EPS Range*	($0.10) – ($0.09)	($0.42) – ($0.41)
Plus
Amortization of purchased intangibles	$0.05	$0.23
Stock-based expense	$0.23	$0.86
Amortization of debt discount, net	$0.01	$0.07
Less
Gain on sales of land and building improvements	$—	$(0.02)
Income tax effects and adjustments**	$(0.06)	$(0.21)
Non-GAAP diluted EPS	$0.13 – $0.14	$0.51 – $0.52
Shares used in computing basic net income per share (millions)	636	624
Shares used in computing diluted net income per share (millions)	669	656

*	For Q4 and FY15 GAAP EPS loss, basic number of shares used for calculation.

**	Beginning in FY15, the company's non-GAAP tax provision uses a long-term projected tax rate of 36.5%.

Quarterly Conference Call

Salesforce will host a conference call at 2:00 p.m. (PT) / 5 p.m. (ET) to discuss its financial results with the investment community.  A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company's Investor Relations Web site: http://www.salesforce.com/investor. A live dial-in is available domestically at 866-901-SFDC or 866-901-7332 and internationally at 706-902-1764, passcode 25729060. A replay will be available at (800) 585-8367 or (855) 859-2056 until midnight (ET) Dec. 19, 2014.

About Salesforce

Salesforce, the Customer Success Platform and world's #1 CRM company, empowers companies to connect with their customers in a whole new way. Salesforce has headquarters in San Francisco, with offices in Europe and Asia, and trades on the New York Stock Exchange under the ticker symbol “CRM.”
For more information about Salesforce (NYSE: CRM), visit: www.salesforce.com.

###

Non-GAAP Financial Measures: This press release includes information about non-GAAP EPS and non-GAAP tax rates (collectively the “non-GAAP financial measures”). Non-GAAP EPS estimates exclude the impact of the following items: stock-based compensation, amortization of acquisition-related intangibles, the net amortization of debt discount on the company’s convertible senior notes, and gains/losses on conversions of the company’s convertible senior notes, gains/losses on sales of land and building improvements, as well as income tax adjustments. The purpose of the non-GAAP tax rate is to quantify the excluded tax adjustments and the tax consequences associated with the above excluded expense items. The company reports a projected long-term tax rate to eliminate the effects of non-recurring and period specific items which can vary in size and frequency. This projected long-term non-GAAP tax rate could be subject to change in the future for a variety of reasons, for example, significant changes in the company’s geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the company operates. These non-GAAP financial measures are not measurements of financial performance prepared in accordance with U.S. generally accepted accounting principles. The method used to produce non-GAAP financial measures is not computed according to GAAP and may differ from the methods used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the company’s consolidated financial statements prepared in accordance with GAAP.

The primary purpose of these non-GAAP measures is to provide supplemental information that may prove useful to investors who wish to consider the impact of certain non-cash items on the company’s operating performance.

Non-cash stock-based compensation, amortization of acquisition-related intangible assets, the net amortization of debt discount on the company’s convertible senior notes, gains/losses on the sales of land and building improvements, and gains/losses on conversions of the company’s convertible senior notes, are being excluded from the company’s FY15 financial results because the decisions which gave rise to these expenses were not made to increase revenue in a particular period, but were made for the company’s long-term benefit over multiple periods. While strategic decisions, such as those related to the issuance of equity awards, resulting in stock-based compensation, the acquisitions of companies, real estate activity, or the issuance of convertible senior notes, are made to further the company’s long-term strategic objectives and impact the company’s statement of operations under GAAP measures, these items affect multiple periods and management is not able to change or affect these items in any particular period. As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in any particular period, and management uses both GAAP and non-GAAP measures when planning, monitoring, and evaluating the company’s performance.

In addition, the majority of the company’s industry peers report non-GAAP operating results that exclude certain non-cash or non-recurring items, such as certain one-time charges. As significant unusual or discrete events occur, such as real estate activity, the results may be excluded in the period in which the events occur. Management believes that the provision of supplemental non-GAAP information will enable a more complete comparison of the company’s relative performance.

Specifically, management is excluding the following items from its non-GAAP EPS for Q3 and its non-GAAP estimates for Q4 and FY15:

•
Stock-Based Expenses: The company’s compensation strategy includes the use of stock-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

•
Amortization of Purchased Intangibles: The company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

•
Amortization of Debt Discount: Under GAAP, certain convertible debt instruments that may be settled in cash (or other assets) on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes we are required to recognize imputed interest expense on the company’s $575 million of convertible senior notes due 2015 that were issued in a private placement in January 2010 and the company’s $1.15 billion of convertible senior notes due 2018 that were issued in a private placement in March 2013. The imputed interest rates were approximately 5.9% for the convertible notes due 2015 and approximately 2.5% for the convertible notes due 2018, while the actual coupon interest rates of the notes were 0.75% and 0.25%, respectively. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that this non-cash expense is not indicative of ongoing operating performance. Management believes that the exclusion of the non-cash interest expense provides investors an enhanced view of the company’s operational performance.

•
Non-Cash Gains/Losses on Conversion of Debt: Upon settlement of the company’s convertible senior notes, we attribute the fair value of the consideration transferred to the liability and equity components of the convertible senior notes. The difference between the fair value of consideration attributed to the liability component and the carrying value of the liability as of settlement date is recorded as a non-cash gain or loss on the statement of operations. Management believes that the exclusion of the non-cash gain/loss provides investors an enhanced view of the company’s operational performance.

•
Gain on sales of land and building improvements:  The Company views the non-operating gains associated with the sales of the land and building improvements at Mission Bay to be a discrete item. Management believes that the exclusion of the gains provides investors an enhanced view of the Company’s operational performance.

•
Income Tax Effects and Adjustments: During fiscal 2014, the Company’s non-GAAP tax provision excludes the tax effects of expense items described above and certain tax items not directly related to the current fiscal year’s ordinary operating results. Examples of such tax items include, but are not limited to, changes in the valuation allowance related to deferred tax assets, certain acquisition-related costs and unusual or infrequently occurring items. Management believes the exclusion of these income tax adjustments provides investors with useful supplemental information about the Company’s operational performance. During fiscal 2015, the Company began to compute and utilize a fixed long-term projected non-GAAP tax rate in order to provide better consistency across the interim reporting periods by eliminating the effects of non-recurring and period-specific items such as changes in the tax valuation allowance and tax effects of acquisitions-related costs, since each of these can vary in size and frequency. When projecting this long-term rate, the Company evaluated a three-year financial projection that excludes the impact of the following non-cash items: Stock-Based Expenses, Amortization of Purchased Intangibles, Amortization of Debt Discount, Gains/Losses on the sales of land and building improvements, and Gains/Losses on Conversions of Debt. The projected rate also assumes no new acquisitions in the three-year period, and takes into account other factors including the Company’s current tax structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. The non-GAAP tax rate for fiscal 2015 is 36.5%. The Company intends to re-evaluate this long-term rate on an annual basis or if any significant events that may materially affect this long-term rate occur. This long-term rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix including acquisition activity, or fundamental tax law changes in major jurisdictions where the Company operates.

###

"Safe harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements about our financial results, which may include expected GAAP and non-GAAP financial and other operating and non-operating results, including revenue, net income (loss), EPS, expected revenue run rate, expected tax rates, stock-based compensation expenses, amortization of purchased intangibles and debt discount, non-cash interest expense and gains/losses on the conversions of debt, gains/losses on the sales of land and building improvements, shares outstanding, and changes in deferred tax asset valuation allowances. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, the company’s results could differ materially from the results expressed or implied by the forward-looking statements we make.

The risks and uncertainties referred to above include - but are not limited to - risks associated with possible fluctuations in the company’s financial and operating results; the company’s rate of growth and anticipated revenue run rate, including the company’s ability to convert deferred revenue and unbilled deferred revenue into revenue and, as appropriate, cash flow, and the continued growth and ability to maintain deferred revenue and unbilled deferred revenue; errors, interruptions or delays in the company’s service or the company’s Web hosting; breaches of the company’s security measures; the financial impact of any previous and future acquisitions; the nature of the company’s business model; the company’s ability to continue to release, and gain customer acceptance of, new and improved versions of the company’s service; successful customer deployment and utilization of the company’s existing and future services; changes in the company’s sales cycle; competition; various financial aspects of the company’s subscription model; unexpected increases in attrition or decreases in new business; the company’s ability to realize benefits from strategic partnerships; the emerging markets in which the company operates; unique aspects of entering or expanding in international markets, the company’s ability to hire, retain and motivate employees and manage the company’s growth; changes in the company’s customer base; technological developments; regulatory developments; litigation related to intellectual property and other matters, and any related claims, negotiations and settlements; unanticipated changes in the company’s effective tax rate; factors affecting the company’s outstanding convertible notes and revolving credit facility; fluctuations in the number of shares we have outstanding and the price of such shares; foreign currency exchange rates; collection of receivables; interest rates; factors affecting our deferred tax assets and ability to value and utilize them, including the timing of when we once again achieve profitability on a pre-tax basis; the potential negative impact of indirect tax exposure; the risks and expenses associated with the company’s real estate and office facilities space; and general developments in the economy, financial markets, and credit markets.

Further information on these and other factors that could affect the company’s financial results is included in the reports on Forms 10-K, 10-Q and 8-K and in other filings we make with the Securities and Exchange Commission from time to time. These documents are available on the SEC Filings section of the Investor Information section of the company’s website at www.salesforce.com/investor.

Salesforce.com, inc. assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

© 2014 salesforce.com, inc.  All rights reserved.  Salesforce, Sales Cloud, Service Cloud, Marketing Cloud, AppExchange, Salesforce1, and others are trademarks of salesforce.com, inc.  Other brands featured herein may be trademarks of their respective owners.

salesforce.com, inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Revenues:
Subscription and support	$1,288,513	$1,004,476	$3,668,406	$2,749,541
Professional services and other	95,142	71,558	260,572	176,220
Total revenues	1,383,655	1,076,034	3,928,978	2,925,761
Cost of revenues (1)(2):
Subscription and support	238,746	198,809	666,611	513,267
Professional services and other	94,465	69,378	266,736	181,631
Total cost of revenues	333,211	268,187	933,347	694,898
Gross profit	1,050,444	807,847	2,995,631	2,230,863
Operating expenses (1)(2):
Research and development	195,460	170,690	586,927	450,708
Marketing and sales	709,643	581,229	2,020,956	1,528,340
General and administrative	167,383	153,859	498,565	434,143
Total operating expenses	1,072,486	905,778	3,106,448	2,413,191
Loss from operations	(22,042)	(97,931)	(110,817)	(182,328)
Investment income	2,622	1,110	7,055	8,851
Interest expense	(17,682)	(22,929)	(56,355)	(54,468)
Gain on sales of land and building improvements	15,625	0	15,625	0
Other expense	(372)	(4,291)	(15,095)	(6,843)
Loss before benefit from (provision for) income taxes	(21,849)	(124,041)	(159,587)	(234,788)
Benefit from (provision for) income taxes	(17,075)	(393)	(37,336)	119,236
Net loss	$(38,924)	$(124,434)	$(196,923)	$(115,552)
Basic net loss per share	$(0.06)	$(0.21)	$(0.32)	$(0.19)
Diluted net loss per share	$(0.06)	$(0.21)	$(0.32)	$(0.19)
Shares used in computing basic net loss per share	629,548	600,467	619,748	594,346
Shares used in computing diluted net loss per share	629,548	600,467	619,748	594,346

(1)	Amounts include amortization of purchased intangibles from business combinations, as follows:

Cost of revenues	$20,351	$33,844	$70,294	$77,699
Marketing and sales	15,095	15,211	44,708	22,147

(2)	Amounts include stock-based expenses, as follows:

Cost of revenues	$14,118	$12,119	$38,905	$32,778
Research and development	26,868	27,935	87,264	78,396
Marketing and sales	72,892	73,296	210,510	189,231
General and administrative	25,582	28,186	76,284	66,336

salesforce.com, inc.
Condensed Consolidated Statements of Operations
As a percentage of total revenues:
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Revenues:
Subscription and support	93%	93%	93%	94%
Professional services and other	7	7	7	6
Total revenues	100	100	100	100
Cost of revenues (1)(2):
Subscription and support	17	19	17	18
Professional services and other	7	6	7	6
Total cost of revenues	24	25	24	24
Gross profit	76	75	76	76
Operating expenses (1)(2):
Research and development	14	16	15	15
Marketing and sales	52	54	51	52
General and administrative	12	14	13	15
Total operating expenses	78	84	79	82
Loss from operations	(2)	(9)	(3)	(6)
Investment income	0	0	0	0
Interest expense	(1)	(2)	(1)	(2)
Gain on sales of land and building improvements	1	0	0	0
Other expense	0	(1)	0	0
Loss before benefit from (provision for) income taxes	(2)	(12)	(4)	(8)
Benefit from (provision for) income taxes	(1)	0	(1)	4
Net loss	(3)%	(12)%	(5)%	(4)%

(1)	Amortization of purchased intangibles from business combinations as a percentage of total revenues, as follows:

Cost of revenues	1%	3%	2%	3%
Marketing and sales	1	1	1	1

(2)	Stock-based expenses as a percentage of total revenues, as follows:

Cost of revenues	1%	1%	1%	1%
Research and development	2	3	2	3
Marketing and sales	5	7	5	6
General and administrative	2	3	2	2

salesforce.com, inc.
Condensed Consolidated Balance Sheets
(in thousands)

	October 31, 2014	January 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$846,325	$781,635
Restricted cash	114,935	0
Short-term marketable securities	79,779	57,139
Accounts receivable, net	794,590	1,360,837
Deferred commissions	172,717	171,461
Prepaid expenses and other current assets	287,612	309,180
Land and building improvements held for sale	143,197	0
Total current assets	2,439,155	2,680,252
Marketable securities, noncurrent	901,173	482,243
Property and equipment, net	1,109,816	1,240,746
Deferred commissions, noncurrent	136,699	153,459
Capitalized software, net	448,088	481,917
Goodwill	3,782,569	3,500,823
Other assets, net	595,163	613,490
Total assets	$9,412,663	$9,152,930
Liabilities, temporary equity and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$935,942	$934,324
Deferred revenue	2,192,655	2,473,705
Convertible 0.75% senior notes, net	179,755	542,159
Term loan, current	0	30,000
Total current liabilities	3,308,352	3,980,188
Convertible 0.25% senior notes, net	1,064,683	1,046,930
Term loan, noncurrent	0	255,000
Revolving credit facility	300,000	0
Deferred revenue, noncurrent	31,322	48,410
Other noncurrent liabilities	915,810	757,187
Total liabilities	5,620,167	6,087,715
Temporary equity	1,882	26,705
Stockholders’ equity:
Common stock	631	610
Additional paid-in capital	4,331,314	3,363,377
Accumulated other comprehensive income (loss)	(1,251)	17,680
Accumulated deficit	(540,080)	(343,157)
Total stockholders’ equity	3,790,614	3,038,510
Total liabilities, temporary equity and stockholders’ equity	$9,412,663	$9,152,930

salesforce.com, inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Operating activities:
Net loss	$(38,924)	$(124,434)	$(196,923)	$(115,552)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	111,954	114,347	330,358	254,610
Amortization of debt discount and transaction costs	9,420	13,343	31,160	36,207
Gain on sales of land and building improvements	(15,625)	0	(15,625)	0
Loss on conversions of convertible senior notes	1,340	0	10,230	0
Amortization of deferred commissions	65,371	48,008	186,526	139,864
Expenses related to employee stock plans	139,460	141,536	412,963	366,741
Excess tax benefits from employee stock plans	(1,221)	(1,578)	(3,447)	(2,166)
Changes in assets and liabilities, net of business combinations:
Accounts receivable, net	39,792	(4,502)	566,306	332,090
Deferred commissions	(64,280)	(57,968)	(171,022)	(120,798)
Prepaid expenses and other current assets and other assets	6,588	23,822	34,501	14,542
Accounts payable, accrued expenses and other liabilities	(1,933)	40,404	(44,894)	(126,154)
Deferred revenue	(129,431)	(55,119)	(298,642)	(175,153)
Net cash provided by operating activities	122,511	137,859	841,491	604,231
Investing activities:
Business combinations, net of cash acquired	38,071	0	38,071	(2,614,732)
Proceeds from land activity, net	192,240	0	223,240	0
Deposit for purchase of building and land	(114,935)	0	(114,935)	0
Strategic investments	(12,852)	(9,017)	(47,905)	(17,831)
Purchases of marketable securities	(154,560)	(99,050)	(690,024)	(419,795)
Sales of marketable securities	46,908	16,820	197,293	1,022,470
Maturities of marketable securities	22,288	427	46,248	21,031
Capital expenditures	(73,426)	(72,702)	(205,100)	(229,261)
Net cash used in investing activities	(56,266)	(163,522)	(553,112)	(2,238,118)
Financing activities:
Proceeds from borrowings on convertible senior notes, net	0	0	0	1,132,750
Proceeds from issuance of warrants	0	0	0	84,800
Purchase of convertible note hedge	0	0	0	(153,800)
Proceeds from term loan, net	0	0	0	298,500
Proceeds from revolving credit facility, net	297,325	0	297,325	0
Proceeds from employee stock plans	91,337	110,710	226,561	217,429
Excess tax benefits from employee stock plans	1,221	1,578	3,447	2,166
Payments on convertible senior notes	(89,645)	0	(387,229)	0
Principal payments on capital lease obligations	(10,345)	(12,440)	(61,280)	(33,047)
Payments on term loan	(270,000)	(7,500)	(285,000)	(7,500)
Net cash provided by (used in) financing activities	19,893	92,348	(206,176)	1,541,298
Effect of exchange rate changes	(14,538)	5,184	(17,513)	(2,906)
Net increase (decrease) in cash and cash equivalents	71,600	71,869	64,690	(95,495)
Cash and cash equivalents, beginning of period	774,725	579,881	781,635	747,245
Cash and cash equivalents, end of period	$846,325	$651,750	$846,325	$651,750

salesforce.com, inc.
Additional Metrics
(Unaudited)

	Oct 31, 2014		Jul 31, 2014	Apr 30, 2014	Jan 31, 2014	Oct 31, 2013	Jul 31, 2013
Full Time Equivalent Headcount	15,458		15,145	14,239	13,312	12,770	12,571
Financial data (in thousands):
Cash, cash equivalents and marketable securities	$1,827,277	(1)	$1,671,758	$1,529,888	$1,321,017	$1,085,307	$930,008
Deferred revenue, current and noncurrent	$2,223,977		$2,352,904	$2,324,615	$2,522,115	$1,734,619	$1,789,648
Principal due on convertible senior notes, term loan, and revolving credit facility	$1,631,635	(2)	$1,691,280	$1,712,472	$2,003,864	$2,017,356	$2,024,890

(1)	Excludes $114.9 million of restricted cash.

(2)	On October 6, 2014 the Company paid in full the outstanding balance of its term loan of $262.5 million and borrowed $300.0 million from its new revolving credit facility.

Selected Balance Sheet Accounts (in thousands):

	October 31, 2014	July 31, 2014	January 31, 2014
Prepaid Expenses and Other Current Assets
Deferred income taxes, net	$45,738	$51,395	$49,279
Prepaid income taxes	20,847	21,511	23,571
Customer contract asset (3)	28,073	39,540	77,368
Prepaid expenses and other current assets	192,954	183,915	158,962
	$287,612	$296,361	$309,180
Property and Equipment, net
Land and building improvements (4)	$0	$137,653	$297,835
Computers, equipment and software	1,133,701	1,066,947	931,171
Furniture and fixtures	69,542	67,733	58,956
Leasehold improvements	362,170	341,372	296,390
Building in progress - leased facility	102,975	73,219	40,171
	1,668,388	1,686,924	1,624,523
Less accumulated depreciation and amortization	(558,572)	(496,994)	(383,777)
	$1,109,816	$1,189,930	$1,240,746
Capitalized Software, net
Capitalized internal-use software development costs, net of accumulated amortization	$89,106	$82,399	$72,915
Acquired developed technology, net of accumulated amortization	358,982	367,100	409,002
	$448,088	$449,499	$481,917
Other Assets, net
Deferred income taxes, noncurrent, net	$8,128	$8,815	$9,691
Long-term deposits	19,597	20,270	17,970
Purchased intangible assets, net of accumulated amortization	349,665	386,121	416,119
Acquired intellectual property, net of accumulated amortization	10,844	10,792	11,957
Strategic investments	132,150	120,289	92,489
Customer contract asset (3)	3,747	6,384	18,182
Other	71,032	51,885	47,082
	$595,163	$604,556	$613,490

(3)
Customer contract asset reflects future billings of amounts that were contractually committed by ExactTarget’s existing customers as of the acquisition date. As the Company bills these customers this balance will reduce and accounts receivable will increase.

(4)
During the nine months ended October 31, 2014, the Company sold approximately 5.2 net acres of its undeveloped real estate. As of October 31, 2014 the remaining portion of the land and building improvements, approximately 8.8 net acres, was reclassified as land and building improvements held for sale which is included in current assets on the condensed consolidated balance sheet.

	October 31, 2014	July 31, 2014	January 31, 2014
Accounts Payable, Accrued Expenses and Other Liabilities
Accounts payable	$88,794	$83,604	$64,988
Accrued compensation	339,982	308,901	397,002
Accrued other liabilities	314,311	324,011	235,543
Accrued income and other taxes payable	141,388	109,936	153,026
Accrued professional costs	17,597	22,111	15,864
Customer liability, current (5)	19,737	27,820	53,957
Accrued rent	14,133	14,679	13,944
	$935,942	$891,062	$934,324
Other Noncurrent Liabilities
Deferred income taxes and income taxes payable	$106,759	$107,510	$108,760
Customer liability, noncurrent (5)	2,546	4,403	13,953
Financing obligation, building in progress - leased facility	102,975	73,219	40,171
Long-term lease liabilities and other	703,530	680,145	594,303
	$915,810	$865,277	$757,187

(5)	Customer liability reflects the legal obligation to provide future services that were contractually committed by ExactTarget’s existing customers but unbilled as of the acquisition date.
Selected Off-Balance Sheet Account

	October 31, 2014	July 31, 2014	January 31, 2014
Unbilled Deferred Revenue, a non-GAAP measure	$ 5.4bn	$ 5.0bn	$ 4.5bn
Unbilled deferred revenue represents future billings under our non-cancelable subscription agreements that have not been invoiced and, accordingly, are not recorded in deferred revenue.
The balances as of October 31, 2014, July 31, 2014, and January 31, 2014 exclude the remaining amount related to the fair value of unbilled deferred revenue associated with the acquisition of ExactTarget, which was initially recorded as part of business combination accounting, because these amounts are reflected on the balance sheet under “accounts payable, accrued expenses and other liabilities” and “other noncurrent liabilities”.
Supplemental Revenue Analysis

Subscription and support revenue by cloud service offering (in millions):	Three Months Ended October 31, 2014	Nine Months Ended October 31, 2014
Sales Cloud	$625.0	$1,811.7
Service Cloud	339.6	953.1
Salesforce1 Platform and Other	192.4	538.7
Marketing Cloud	131.5	364.9
	$1,288.5	$3,668.4

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Total revenues by geography (in thousands):
Americas	$995,331	$769,400	$2,812,654	$2,079,043
Europe	252,982	194,932	730,324	531,463
Asia Pacific	135,342	111,702	386,000	315,255
	$1,383,655	$1,076,034	$3,928,978	$2,925,761
As a percentage of total revenues:
Total revenues by geography:
Americas	72%	72%	72%	71%
Europe	18	18	18	18
Asia Pacific	10	10	10	11
	100%	100%	100%	100%

Revenue constant currency growth rates (as compared to the comparable prior periods)	Three Months Ended October 31, 2014 compared to Three Months Ended October 31, 2013	Three Months Ended July 31, 2014 compared to Three Months Ended July 31, 2013	Three Months Ended October 31, 2013 compared to Three Months Ended October 31, 2012
Americas	29%	39%	41%
Europe	34%	36%	39%
Asia Pacific	25%	27%	17%
Total growth	30%	37%	37%
We present constant currency information to provide a framework for assessing how our underlying business performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars at the weighted average exchange rate for the quarter being compared to for growth rate calculations presented, rather than the actual exchange rates in effect during that period.

	October 31, 2014 compared to October 31, 2013	July 31, 2014 compared to July 31, 2013	January 31, 2014 compared to January 31, 2013
Deferred revenue, current and noncurrent constant currency growth rates (as compared to the comparable prior periods)
Total growth	31%	32%	36%

We present constant currency information for deferred revenue, current and noncurrent to provide a framework for assessing how our underlying business performed excluding the effects of foreign currency rate fluctuations.  To present the information above, we convert the deferred revenue balances in local currencies in previous comparable periods using the United States dollar currency exchange rate as on the most recent balance sheet date.

Supplemental Diluted Share Count Information
(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Weighted-average shares outstanding for basic earnings per share	629,548	600,467	619,748	594,346
Effect of dilutive securities (1):
Convertible 0.75% senior notes	5,333	15,288	7,175	13,943
Warrants associated with the convertible 0.75% senior note hedges	12,857	10,631	12,714	8,746
Employee stock awards	10,800	13,681	12,639	12,888
Adjusted weighted-average shares outstanding and assumed conversions for diluted earnings per share	658,538	640,067	652,276	629,923

(1)
The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and nine months ended October 31, 2014 because the effect would have been anti-dilutive.

Supplemental Cash Flow Information
Free cash flow analysis, a non-GAAP measure
(in thousands)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Operating cash flow
GAAP net cash provided by operating activities	$122,511	$137,859	$841,491	$604,231
Less:
Capital expenditures	(73,426)	(72,702)	(205,100)	(229,261)
Free cash flow	$49,085	$65,157	$636,391	$374,970
Our free cash flow analysis includes GAAP net cash provided by operating activities less capital expenditures. The capital expenditures balance does not include any costs related to the purchase and activities related to land activity, building improvements, building in progress - leased facilities, and strategic investments.
Comprehensive Income (Loss)
(in thousands)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Net loss	$(38,924)	$(124,434)	$(196,923)	$(115,552)
Other comprehensive income (loss), before tax and net of reclassification adjustments:
Foreign currency translation and other gains (losses)	(13,692)	5,590	(15,876)	(1,601)
Unrealized gains (losses) on investments	1,278	(450)	(3,055)	1,388
Other comprehensive income (loss), before tax	(12,414)	5,140	(18,931)	(213)
Tax effect	0	427	0	(118)
Other comprehensive income (loss), net of tax	(12,414)	5,567	(18,931)	(331)
Comprehensive loss	$(51,338)	$(118,867)	$(215,854)	$(115,883)

salesforce.com, inc.
GAAP RESULTS RECONCILED TO NON-GAAP RESULTS
The following table reflects selected salesforce.com GAAP results reconciled to non-GAAP results
(in thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Gross profit
GAAP gross profit	$1,050,444	$807,847	$2,995,631	$2,230,863
Plus:
Amortization of purchased intangibles (a)	20,351	33,844	70,294	77,699
Stock-based expenses (b)	14,118	12,119	38,905	32,778
Non-GAAP gross profit	$1,084,913	$853,810	$3,104,830	$2,341,340
Operating expenses
GAAP operating expenses	$1,072,486	$905,778	$3,106,448	$2,413,191
Less:
Amortization of purchased intangibles (a)	(15,095)	(15,211)	(44,708)	(22,147)
Stock-based expenses (b)	(125,342)	(129,417)	(374,058)	(333,963)
Non-GAAP operating expenses	$932,049	$761,150	$2,687,682	$2,057,081
Income from operations
GAAP loss from operations	$(22,042)	$(97,931)	$(110,817)	$(182,328)
Plus:
Amortization of purchased intangibles (a)	35,446	49,055	115,002	99,846
Stock-based expenses (b)	139,460	141,536	412,963	366,741
Non-GAAP income from operations	$152,864	$92,660	$417,148	$284,259
Non-operating income (loss) (c)
GAAP non-operating income (loss)	$193	$(26,110)	$(48,770)	$(52,460)
Plus: Amortization of debt discount, net	8,638	12,547	28,838	34,139
Plus: Loss on conversion of debt	1,339	0	10,229	0
Less: Gain on sales of land and building improvements	(15,625)	0	(15,625)	0
Non-GAAP non-operating loss	$(5,455)	$(13,563)	$(25,328)	$(18,321)
Net income
GAAP net loss	$(38,924)	$(124,434)	$(196,923)	$(115,552)
Plus:
Amortization of purchased intangibles (a)	35,446	49,055	115,002	99,846
Stock-based expenses (b)	139,460	141,536	412,963	366,741
Amortization of debt discount, net	8,638	12,547	28,838	34,139
Loss on conversion of debt	1,339	0	10,229	0
Less:
Gain on sales of land and building improvements	(15,625)	0	(15,625)	0
Income tax effects and adjustments	(36,729)	(21,096)	(105,678)	(210,307)
Non-GAAP net income	$93,605	$57,608	$248,806	$174,867

Three Months Ended October 31,		Nine Months Ended October 31,
2014	2013	2014	2013

Diluted earnings per share
GAAP diluted loss per share (d)	$(0.06)	$(0.21)	$(0.32)	$(0.19)
Plus:
Amortization of purchased intangibles	0.05	0.08	0.18	0.16
Stock-based expenses	0.21	0.22	0.63	0.58
Amortization of debt discount, net	0.01	0.02	0.04	0.05
Loss on conversion of debt	0.00	0.00	0.02	0.00
Less:
Gain on sales of land and building improvements	(0.02)	0.00	(0.02)	0.00
Income tax effects and adjustments	(0.05)	(0.02)	(0.15)	(0.32)
Non-GAAP diluted earnings per share	$0.14	$0.09	$0.38	$0.28
Shares used in computing diluted net income per share	658,538	640,067	652,276	629,923

a)	Amortization of purchased intangibles were as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Cost of revenues	$20,351	$33,844	$70,294	$77,699
Marketing and sales	15,095	15,211	44,708	22,147
	$35,446	$49,055	$115,002	$99,846

b)	Stock-based expenses were as follows:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Cost of revenues	$14,118	$12,119	$38,905	$32,778
Research and development	26,868	27,935	87,264	78,396
Marketing and sales	72,892	73,296	210,510	189,231
General and administrative	25,582	28,186	76,284	66,336
	$139,460	$141,536	$412,963	$366,741

c)	Non-operating income (loss) consists of investment income, interest expense and other expense.

d)	Reported GAAP loss per share was calculated using the basic share count. Non-GAAP diluted earnings per share was calculated using the diluted share count.

salesforce.com, inc.
COMPUTATION OF BASIC AND DILUTED GAAP AND NON-GAAP NET INCOME (LOSS) PER SHARE
(in thousands, except per share data)
(Unaudited)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
GAAP Basic Net Loss Per Share
Net loss	$(38,924)	$(124,434)	$(196,923)	$(115,552)
Basic net loss per share	$(0.06)	$(0.21)	$(0.32)	$(0.19)
Shares used in computing basic net loss per share	629,548	600,467	619,748	594,346
	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Non-GAAP Basic Net Income Per Share
Non-GAAP net income	$93,605	$57,608	$248,806	$174,867
Basic Non-GAAP net income per share	$0.15	$0.10	$0.40	$0.29
Shares used in computing basic net income per share	629,548	600,467	619,748	594,346
	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
GAAP Diluted Net Loss Per Share
Net loss	$(38,924)	$(124,434)	$(196,923)	$(115,552)
Diluted net loss per share	$(0.06)	$(0.21)	$(0.32)	$(0.19)
Shares used in computing diluted net loss per share	629,548	600,467	619,748	594,346
	Three Months Ended October 31,		Nine Months Ended October 31,
	2014	2013	2014	2013
Non-GAAP Diluted Net Income Per Share
Non-GAAP net income	$93,605	$57,608	$248,806	$174,867
Diluted Non-GAAP net income per share	$0.14	$0.09	$0.38	$0.28
Shares used in computing diluted net income per share	658,538	640,067	652,276	629,923